EXHIBIT 99.1
May 3, 2024

Atmus Filtration Technologies Reports First Quarter 2024 Results

NASHVILLE, Tenn. – Atmus Filtration Technologies Inc. (Atmus; NYSE: ATMU), a global leader in filtration and media solutions, today reported financial results for its first quarter that ended March 31, 2024.

First Quarter Highlights
•Net sales of $427 million
•GAAP net income of $46 million
•Diluted earnings per share of $0.54
•Adjusted earnings per share of $0.60
•Adjusted EBITDA of $80 million and adjusted EBITDA margin of 18.8%

2024 Outlook
The company is reaffirming guidance for year 2024 as follows:
•Revenue to be in the range of $1,610 million to $1,675 million
•Adjusted EBITDA margin to be in the range of 18.25 percent to 19.25 percent
•Adjusted earnings per share in the range of $2.10 to $2.35

On February 14, 2024, Cummins Inc. announced an exchange offer whereby Cummins shareholders could exchange all or a portion of Cummins common stock for shares of Atmus common stock owned by Cummins. The divestiture of Atmus shares by Cummins was completed on March 18, 2024 and resulted in the full separation of Atmus and divestiture of Cummins’ entire ownership and voting interest in Atmus.

“I am proud of our Atmus team who delivered another quarter of solid results as we begin 2024.” said Steph Disher, Chief Executive Officer of Atmus. “I am pleased with the successful share exchange which was completed during the quarter and am confident in our ability to deliver on our growth strategy as an independent company.”

First Quarter Results
For the first quarter of 2024, Atmus posted net sales of $427 million, compared to $419 million in the first quarter of 2023, an increase of approximately 2%. The increase in sales was primarily driven by increases in pricing and the favorable impacts of currency, partially offset by a decrease in volume.

Gross margin was $112 million, compared to $110 million in the first quarter of fiscal year 2023. Gross margin as a percent of net sales was 26.2% compared to 26.2% in the same period last year. The increase in gross margin was driven by an increase in pricing, partially offset by higher manufacturing costs and lower volumes.

Adjusted EBITDA was $80 million, compared to $79 million in the first quarter of 2023. Adjusted EBITDA margin was 18.8% compared to 18.8% in the same period last year. Adjusted EBITDA in the first quarter of 2024 excludes $6 million of one-time costs associated with the separation of our business from Cummins compared to the prior year quarter which excludes $4 million of one-time costs.

Net income was $46 million, or $0.54 of diluted earnings per share in the first quarter of 2024, compared to $53 million, or $0.63 of diluted earnings per share in the same period last year.

Adjusted earnings per share was $0.60 in the first quarter of 2024, compared to $0.67 of adjusted earnings per share in the same period last year. Higher interest expense because of debt issued at our May, 2023 IPO lowered 2024 results.

The effective tax rate for the first quarter was 22.0%.

Cash used in operating activities was $8 million in the first quarter of 2024, compared to cash provided by operating activities of $43 million in the first quarter of 2023. The higher cash usage was primarily related to increased working capital requirements and the payment of incentive compensation for strong performance achieved in 2023.

Adjusted Free Cash flow was $(13) million in the first quarter of 2024, compared to $37 million in the first quarter of 2023. Adjusted Free Cash Flow in the first quarter of 2024 excludes $3 million of one-time capital expenditures associated with our separation from Cummins compared to $1 million in the prior year. Additionally, Adjusted Free Cash Flow in the first quarter of 2024 excludes $3 million of one-time separation expenditures primarily comprised of working capital inefficiencies associated with the move from intercompany settlement terms with Cummins to standalone practices.

First Quarter 2024 Conference Call and Webcast
Atmus will host a conference call and webcast to discuss the company's first quarter 2024 results on Friday, May 3, 2024, at 10:00 a.m. CT.

A live webcast and replay of the conference call can be accessed from the Atmus investor relations website at http://investors.atmus.com.

About Atmus Filtration Technologies Inc.
Atmus Filtration Technologies Inc. is a global leader in filtration and media solutions. For more than 65 years, the company has combined its culture of innovation with a rich history of designing and manufacturing filtration solutions. With a presence on six continents, Atmus serves customers across truck, bus, agriculture, construction, mining, marine and power generation vehicle and equipment markets, along with providing comprehensive aftermarket support and solutions. Headquartered in Nashville, Tennessee (U.S.), Atmus employs approximately 4,500 people globally who are committed to creating a better future by protecting what is important. Learn more at https://www.atmus.com.

Forward-looking disclosure statement
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, those that are based on current expectations, estimates and projections about the industries in which we operate and management’s views, plans, objectives, projections, beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “anticipates,” “expects,” “forecasts,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “could,” “should,” “may” or words of similar meaning. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding the outlook for our future business and financial performance, discussions of future operations, our strategy for growth and market position. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. If the underlying assumptions prove correct, or known or unknown risks or uncertainties materialize, our actual outcomes, results and financial condition may differ materially from what is expressed, implied or forecasted in such forward-looking statements. Risks and uncertainties include, but are not limited to, those reflected in the section titled “Risk Factors” in our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2024, and subsequent filings, all of which are on file with the SEC. You are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements made herein are made only as of the date hereof and we undertake no obligation to publicly update or to revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP measures
We use non-GAAP financial information and believe it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in our underlying operating results and provide additional insight and transparency on how we evaluate our business. We use non-GAAP financial measures to budget, make operating and strategic decisions and evaluate our performance. We have detailed the non-GAAP adjustments that we make in our non-GAAP definitions below. We believe the non-GAAP measures should always be considered along with the related U.S. GAAP financial measures. We have provided the reconciliations between the U.S. GAAP and non-GAAP financial measures and we also discuss our underlying U.S. GAAP results throughout our Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Quarterly Report on Form 10-Q.

Our primary non-GAAP financial measures are listed below and reflect how we evaluate our current and prior-year operating results. As new events or circumstances arise, these definitions could change. When our definitions change, we provide the updated definitions and present the related non-GAAP historical results on a comparable basis.

•“EBITDA” is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and “EBITDA margin” is defined as EBITDA as a percent of net sales. We believe EBITDA and EBITDA margin are useful measures of our operating performance as they assist investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors. Additionally, we believe these metrics are widely used by investors, securities analysts, ratings agencies and others in our industry in evaluating performance.

•“Adjusted EBITDA” is defined as EBITDA after adding back certain one-time expenses, reflected in cost of sales and selling, general and administrative expenses, associated with becoming a standalone public company and “Adjusted EBITDA margin” is defined as Adjusted EBITDA as a percent of net sales. We believe Adjusted EBITDA and Adjusted EBITDA margin are useful measures of our operating performance as it allows investors and debt holders to compare our performance on a consistent basis without regard to one-time costs attributable to our becoming a standalone public company.

•“Adjusted earnings per share” is defined as diluted earnings per share (the most comparable U.S. GAAP financial measure) after adding back certain one-time expenses, reflected in cost of sales and selling, general and administrative expenses, associated with becoming a standalone public company less the related tax impact of the same one-time expenses. We believe Adjusted earnings per share provides improved comparability of underlying operating results.

•“Free cash flow” is defined as cash flows provided by (used for) operating activities less capital expenditures and “Adjusted free cash flow” is defined as Free cash flow after adding back certain one-time capital expenditures and other separation related costs associated with becoming a standalone public company. We believe Free cash flow and Adjusted free cash flow are useful metrics used by management and investors to analyze our ability to service and repay debt and return value to shareholders.

The metrics defined above are not in accordance with, or alternatives for, U.S. GAAP financial measures and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Free cash flow and Adjusted free cash flow calculations are derived from amounts included in the consolidated statements of net income and cash flows.

We do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP. Some of the limitations are: such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; such measures do not reflect changes in, or cash requirements for, our working capital needs; such measures do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures. To properly and prudently evaluate our business, we encourage you to review the unaudited condensed consolidated financial statements included in our SEC filings and not rely on a single financial measure to evaluate our business.

# # #

Media Contacts

Investor relations:
Todd Chirillo
investor.relations@atmus.com

Media relations:
Keri Moenssen
media.inquiries@atmus.com

ATMUS FILTRATION TECHNOLOGIES INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(in millions of U.S. dollars, except per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2024	2023
NET SALES(a)	$426.6	$418.6
Cost of sales	314.8	308.8
GROSS MARGIN	111.8	109.8
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	43.3	39.1
Research, development and engineering expenses	10.1	9.8
Equity, royalty and interest income from investees	10.4	8.4
Other operating expense, net	0.2	0.1
OPERATING INCOME	68.6	69.2
Interest expense	10.5	—
Other income (expense), net	0.2	(0.1)
INCOME BEFORE INCOME TAXES	58.3	69.1
Income tax expense	12.8	16.4
NET INCOME	$45.5	$52.7
PER SHARE DATA:
Weighted-average shares for basic EPS	83.3	83.3
Weighted-average shares for diluted EPS	83.6	83.3

Basic earnings per share	$0.55	$0.63
Diluted earnings per share	$0.54	$0.63
(a)Includes sales to related parties of $82.3 million for the three months ended March 31, 2024 compared with $89.1 million for the three months ended March 31, 2023.

ATMUS FILTRATION TECHNOLOGIES INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share data)
(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$149.2	$168.0
Accounts and notes receivable, net	262.2	246.8
Inventories	256.9	250.0
Prepaid expenses and other current assets	31.1	28.2
Total current assets	699.4	693.0
Property, plant and equipment, net	181.2	174.6
Investments and advances related to equity method investees	83.4	84.8
Goodwill	84.7	84.7
Other assets	55.5	51.5
TOTAL ASSETS	$1,104.2	$1,088.6
LIABILITIES
Accounts payable	$236.5	$236.6
Accrued compensation, benefits and retirement costs	17.8	41.8
Current portion of accrued product warranty	6.1	5.4
Current maturities of long-term debt	11.2	7.5
Other accrued expenses	77.8	83.7
Total current liabilities	349.4	375.0
Long-term debt	588.8	592.5
Accrued product warranty	9.7	8.6
Other liabilities	34.5	31.8
TOTAL LIABILITIES	982.4	1,007.9
Commitments and contingencies (Note 10)
EQUITY
Common stock, $0.0001 par value (2,000,000,000 shares authorized and 83,355,930 shares issued and outstanding as of March 31, 2024)	—	—
Additional paid-in capital	52.1	49.7
Retained earnings	132.7	87.2
Accumulated other comprehensive loss	(63.0)	(56.2)
TOTAL EQUITY	121.8	80.7
TOTAL LIABILITIES AND EQUITY	$1,104.2	$1,088.6

ATMUS FILTRATION TECHNOLOGIES INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars)
(Unaudited)

	For the Three Months Ended March 31,
	2024	2023
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net income	$45.5	$52.7
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	5.4	5.4
Deferred income taxes	0.1	3.5
Equity in income of investees, net of dividends	0.8	(6.8)
Foreign currency remeasurement and transaction exposure	1.1	(1.6)
Changes in current assets and liabilities:
Trade and other receivables	(18.2)	(4.6)
Inventories	(9.6)	(9.7)
Prepaid expenses and other current assets	(3.2)	(1.1)
Accounts payable	0.3	3.9
Other accrued expenses	(28.4)	(1.5)
Changes in other liabilities	3.3	4.9
Other, net	(5.3)	(2.3)
Net cash (used in) provided by operating activities	(8.2)	42.8
CASH USED IN INVESTING ACTIVITIES
Capital expenditures	(10.6)	(6.4)
Net cash used in investing activities	(10.6)	(6.4)
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
Net transfers to Parent	—	(36.4)
Net cash provided by (used in) financing activities	—	(36.4)
Net decrease in cash and cash equivalents	(18.8)	—
Cash and cash equivalents at beginning of period	168.0	—
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$149.2	$—

SUPPLEMENTAL CASH FLOW INFORMATION:
Non-cash investing and financing activities:
Non-cash Capital expenditures	$2.6	$2.8

ATMUS FILTRATION TECHNOLOGIES INC. AND SUBSIDIARIES
EARNINGS PER SHARE - RECONCILIATION
(in millions of U.S. dollars, except per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2024	2023
Net income	$45.5	$52.7
Weighted-average shares for basic EPS	83.3	83.3
Plus incremental shares from assumed conversions of long-term incentive plan shares	0.3	—
Weighted-average shares for diluted EPS	83.6	83.3
Basic earnings per share	$0.55	$0.63
Diluted earnings per share	$0.54	$0.63

ATMUS FILTRATION TECHNOLOGIES INC. AND SUBSIDIARIES
NET INCOME TO EBITDA AND ADJUSTED EBITDA - RECONCILIATION
(in millions of U.S. dollars)
(Unaudited)

	For the Three Months Ended March 31,
	2024	2023
NET INCOME	$45.5	$52.7
Plus:
Interest expense	10.5	—
Income tax expense	12.8	16.4
Depreciation and amortization	5.4	5.4
EBITDA (non-GAAP)	$74.2	$74.5
Plus:
One-time separation costs(a)	$6.0	$4.2
Adjusted EBITDA (non-GAAP)	$80.2	$78.7
Net sales	$426.6	$418.6
Net income margin	10.7%	12.6%
EBITDA margin (non-GAAP)	17.4%	17.8%
Adjusted EBITDA margin (non-GAAP)	18.8%	18.8%
(a)Primarily comprised of one-time expenses related to information technology, warehousing and human resources separation costs.

ATMUS FILTRATION TECHNOLOGIES INC. AND SUBSIDIARIES
DILUTED EARNINGS PER SHARE TO ADJUSTED EARNINGS PER SHARE - RECONCILIATION
(per share)
(Unaudited)

	For the Three Months Ended March 31,
	2024	2023
Diluted earnings per share	$0.54	$0.63
Plus:
One-time separation costs(a)	$0.07	$0.05
Less:
Tax impact of one-time separation costs(a)	$0.01	$0.01
Adjusted earnings per share	$0.60	$0.67
(a)Primarily comprised of one-time expenses related to Information Technology, warehousing and Human Resources separation costs and the related tax impact of those expenses. The tax impact of one-time separation costs for the three months ended March 31, 2024 and 2023 were $1.3 million and $1.0 million, respectively.

ATMUS FILTRATION TECHNOLOGIES INC. AND SUBSIDIARIES
CASH FLOWS FROM OPERATING ACTIVITIES TO FREE CASH FLOW AND
ADJUSTED FREE CASH FLOW - RECONCILIATION
(in millions of U.S. dollars)
(Unaudited)

	For the Three Months Ended March 31,
	2024	2023
Cash (used in) provided by operating activities	$(8.2)	$42.8
Less:
Capital expenditures	$10.6	$6.4
Free cash flow	$(18.8)	$36.4
Plus:
One-time separation capital expenditures	$2.8	$0.8
Other one-time separation related(a)	3.3	—
Adjusted free cash flow	$(12.7)	$37.2
(a)Primarily comprised of one-time working capital inefficiencies associated with the move from intercompany settlement terms with Cummins to standalone practices.